Exhibit 10.2

AMENDMENT NO. 1 TO STOCKHOLDER’S AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Stockholder’s Agreement, dated as of January 7, 2021 (the “Stockholder’s Agreement”), by and between Landsea Homes Corporation (f/k/a LF Capital Acquisition Group), a Delaware corporation (the “Company”), and Landsea Holdings Corporation, a Delaware corporation (“Stockholder”), is made and entered into as of December 21, 2021, by and between the Company and the Stockholder (together each a “Party” and collectively the “Parties”). Capitalized terms used but not defined herein shall have the meanings given to them in the Stockholder’s Agreement.

WHEREAS, the Parties desire to amend the Stockholder’s Agreement as provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Amendments.

a.	Section 2.1(a) of the Stockholder’s Agreement is hereby amended and restated to read as set forth below:

“(a)       The Company and Stockholder shall take all Necessary Action to ensure that the authorized number of directors on the Board of Directors of the Company (the “Board”) be eleven (11). Stockholder shall, subject to Section 2.2, initially have the right to nominate eight (8) directors to serve on the Board, two (2) of whom shall satisfy the independent director requirements under Nasdaq Equity Rule 5605(c)(2)(A) (such Person, an “Independent Director”).”

b.            Section 2.2(a) of the Stockholder’s Agreement is hereby amended and restated to read as set forth below:

“2.2         Board Nomination

(a)                 For so long as the Combined Ownership Percentage is equal to or greater than the percentage indicated in the left hand column of the table below, Stockholder shall have the right to nominate for election to the Board that number of directors indicated in the right hand column of the table below (each a “Director Designee”) or such higher number of directors to the extent permitted under applicable Law and under the rules of any stock exchange on which the Class A Common Stock is then listed.”

Combined Ownership Percentage	Director Designees
50% plus one share	8
39%	5
28%	3
17%	2
6%	1

c.             Section 2.2(b) of the Stockholder’s Agreement is hereby amended and restated to read as set forth below:

“(b)         In the event a decrease in the Combined Ownership Percentage reduces the number of Director Designees that Stockholder is entitled to nominate herein, the parties hereto agree that the reduction in the number of Director Designees of Stockholder shall be reduced in number in accordance with Section 2.2(a). For the avoidance of doubt, in the event that there is a vacancy on the Board and Stockholder is not entitled to nominate a Director Designee for such vacancy, such nomination shall be made in accordance with the policies and procedures of the Nominating and Governance Committee (as defined below).”

2.	Effectiveness. This Amendment shall be effective upon the adoption and execution by the Parties pursuant to Section 5.9 of the Stockholder’s Agreement.

3.	Governing Law. This Amendment shall be governed in all respects by the laws of the State of Delaware without regard to any choice of laws or conflict of laws provisions that would require the application of the laws of any other jurisdiction.

4.	Counterparts. This Amendment may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

5.	General. Except as expressly amended hereby, the Stockholder’s Agreement shall continue in full force and effect, without any waiver, amendment or modification of any provision thereof. Capitalized terms used in this Amendment and not otherwise defined in this Amendment will have the meaning given to them in the Stockholder’s Agreement.

[Signature page follows]

2

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed as of the date first written above.

LANDSEA HOMES CORPORATION

By:	/s/ John Ho
Name:	John Ho
Title:	CEO

LANDSEA HOLDINGS CORPORATION

By:	/s/ Qin Zhou
Name:	Qin Zhou
Title:	CEO

Signature Page to Amendment No. 1 to Stockholder’s Agreement